UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2014

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 26, 2014, CVSL Inc. (the “Company”) and Richmont Capital Partners V LP (“RCP V”), pursuant to the terms of the Second Amendment dated June 12, 2014 to the Convertible Subordinated Unsecured Promissory Note issued by the Company to RCP V on December 12, 2012 (the “Note”), mutually agreed to provide for the conversion by RCP V of the Note in the principal amount of $20.0 million into 3,200,000 shares of our common stock effective immediately.

Based on the company’s financial statements as of September 30, 2014, the capitalization on a pro forma basis after giving effect to the conversion of the Note into 3,200,000 shares of the Company’s common stock would reflect long term debt, including current portion, of $4,883,749 and a total shareholder’s equity of $16,780,577.

Item 3.02     Unregistered Sale of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The issuance of the shares of common stock upon conversion of the Note were exempt from issuance in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

4.1	Letter Agreement regarding conversion of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: November 26, 2014	By:	/s/ John P. Rochon
John P. Rochon
Chairman and Chief Executive Officer